Exhibit 99.1

TheStreet Appoints News Veteran David Callaway As Chief Executive Officer

Larry Kramer to return to post as non-executive Chairman of the Board

NEW YORK, June 9, 2016 /PRNewswire/ — TheStreet, Inc. (NASDAQ: TST), a leading digital financial media company, today announced the appointment of USA Today Editor-in-Chief David Callaway as Chief Executive Officer. He will also join the Company's Board of Directors. Larry S. Kramer, interim CEO, will step down and resume his position as non-executive Chairman of the Board of Directors. All changes will be effective early July 2016.

Mr. Callaway's appointment as CEO, twenty years after the founding of the Company, reinforces TheStreet's commitment to providing high quality financial news and content for both institutional and individual investors. Mr. Callaway will be responsible for growing both TheStreet's consumer and business-to-business divisions as the company continues to invest in new initiatives to make it a profitable media growth company with multiple revenue streams.

Jim Cramer, co-founder of TheStreet, said: "It's so great to have someone with the stature of Dave Callaway come in to help us build every part of our business.  His experience in markets coverage, financial news and the world of international institutional business information is a perfect match to our businesses, and his reputation as one of the best journalists in the business is equally important to our aspiration to be the place any investor can go to be better informed and better equipped to make money."

Mr. Callaway has close to three decades of experience in the media industry building traditional and digital media companies with both business and consumer-facing facets and developing successful monetization strategies. Most recently, Mr. Callaway served as Editor-in-Chief of USA Today, where he is credited with growing the digital news group to the fifth-largest in the U.S. by expanding video, audio, social and mobile workflow to the entire newsroom. Prior, Mr. Callaway served as editor-in-chief of MarketWatch, where he grew the newsroom from 20 journalists to 120 across bureaus in U.S., Europe, Asia and the Middle East. He also served as a securities industry reporter at Bloomberg, leading a team of financial reporters throughout Europe covering banking, investment banking and asset management, and spent time as a reporter with the Boston Herald. Mr. Callaway has a master's degree from Northwestern University's Medill School of Journalism.

Larry S. Kramer, Chairman and Interim CEO of TheStreet, said: "With this hire, we have put an exclamation point on our strategy to create the most compelling content possible at the heart of all of our businesses. In Dave, we have the person most responsible for creating the content that made MarketWatch the most successful digital financial news and information startup in history. After that, he led the transformation of the number one newspaper in the nation into a world class digital powerhouse. He's a rare combination of a brilliant editor and sensational manager."

Mr. Callaway said: "This is a company that has an incredible editorial team creating informative, market-moving content investors are passionate about. The demand for our content has never been stronger, and I look forward to leading TheStreet and further transforming the organization into a digital content leader."

For more information about TheStreet, visit www.t.st.

About TheStreet, Inc.

TheStreet, Inc. (www.t.st) is the leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, MainStreet and RateWatch. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control.  To learn more, visit www.thedeal.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding management and board of directors' succession matters and planned investments in our business. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission that could cause future actions, events, results or performance to differ materially from those reflected in the forward-looking statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as those beyond the Company's control. Such risks and uncertainties include, but are not limited to, timing and integration of management and Board changes (and related arrangements) and changes in strategic and other business objectives. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact: Sarah Leibowitz, Sparkpr, 516.384.4531, sarah leibowitz at sparkpr.com